Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: James E. Skinner Senior Vice President and Chief Financial Officer (214) 757-2954

Stacie Shirley Vice President - Finance and Treasurer (214) 757-2967

THE NEIMAN MARCUS GROUP, INC. ANNOUNCES COMPLETION OF CONSENT SOLICITATION

DALLAS, Texas, August 15, 2006 - The Neiman Marcus Group, Inc. (the "Company") announced today the successful completion of the previously announced consent solicitation relating to its 7.125% Senior Debentures due 2028 (the "Debentures"), CUSIP No. 640240AB9. A supplemental indenture implementing the amendment approved by the consent solicitation was executed on August 14, 2006 (which is the "Effective Time" for the consent solicitation, as that term was used in the consent solicitation statement dated August 2, 2006).

The supplemental indenture amends the reporting covenant in the indenture under which the Debentures were issued to make it consistent with the reporting covenant in the Company's other outstanding public debt indentures. Under the amendment, for so long as the Company's parent, Neiman Marcus, Inc. ("NMI") continues to be a guarantor of the Debentures, the Company's reporting obligations under the indenture will be satisfied provided that NMI files specified reports with the SEC and NMI's filings include specified financial information concerning the Company.

Goldman, Sachs & Co. acted as Solicitation Agent for the consent solicitation and Global Bondholder Services Corporation acted as the Information Agent.

The Neiman Marcus Group, Inc. operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both online and print catalog operations under the Neiman Marcus, Horchow, and Bergdorf Goodman brand names. Information about Neiman Marcus can be accessed at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.

These and other factors that may adversely effect the Company's future performance or financial condition are contained in its Annual Report on Form 10-K for the year ended July 30, 2005 and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.